AMERICAN NATIONAL

Your Relationship Bank



American National Bankshares Inc.
2007 Summary Annual Report

Your Guide
2007 Summary Annual Report







American National
Your Relationship Bank

About American National

Summary Information
American National Bankshares Inc. is a bank holding company with assets of over $770 million. Headquartered in Danville, Virginia, it is the holding company of American National Bank and Trust Company, a community bank serving Southern and Central Virginia and the northern portion of Central North Carolina with twenty banking offices and a loan production office. The Bank also manages an additional $500 million in its Trust and Investment Services Division.

American National Bank and Trust Company provides a full array of financial products and services including commercial, mortgage, and consumer banking; trust and investment services; and insurance. Services are also provided through twenty-three ATMs, "AmeriLink" Internet banking, and 24-hour "Access American" phone banking. Additional information is available on the Bank's website at www.amnb.com. The shares of American National Bankshares Inc. are traded on the NASDAQ Global Select Market under the symbol "AMNB."

A New Look for 2008
American National Bank and Trust Company is pleased to unveil our new logo. The new brand mark has been developed to represent the forward movement of our organization in preparation for our centennial celebration next year. While American National began as a small community bank in downtown Danville nearly 100 years ago, the organization has become a regional, progressive financial institution. The symbolism of the brand mark alludes to this progress and continued growth. We have been providing quality financial services with exceptional customer service since 1909. This dedication to service will continue into our next 100 years.

The new design will appear on our materials including signage, marketing materials, checks, debit cards, and our website. This change will be implemented over the next few months.

The clock that has been a part of our logo for so many years has represented our commitment to the communities we serve. Our bank has always provided help for the community through service, leadership, and financial support. The logo change will not affect this firm commitment. The clock insignia will still be used and seen through our community projects as it remains an important icon of our heritage.







Mission

We provide quality financial services with exceptional customer service.

Vision

We will enhance the value of our shareholders' investment by being our communities' preferred provider of relationship-based financial services.

Guiding Principles

To achieve our vision and carry out our mission, we:

- operate a sound, efficient, and highly profitable company,
- identify and respond to our internal and external customers' needs and expectations in an ever changing financial services environment,
- provide quality sales and quality service to our customers,
- produce profitable growth,
- provide an attractive return for our shareholders,
- furnish positive leadership for the well-being of all communities we serve,
- continuously develop a challenging and rewarding work environment for our employees, and
- conduct our work with integrity and professionalism.

Our Strategic Focus

We operate a sound, efficient, and highly profitable company.

- We operate the company at a high level. Indicators of this operational performance include:
  - *high profitability,*
  - *good credit quality,*
  - *strong risk management,*
  - *sound regulatory ratings, and*
  - *operational effectiveness and efficiency.*

We are opportunistic.

- We manage our customer relationships for profitable retention and growth.
- We grow profitably. We seek out and capitalize on business opportunities that fit our strategic focus and generate an attractive return on investment.
- These business opportunities include new markets, new products, new or expanded business lines, branch purchases, and acquisitions.

We manage our capital well.

- We pay a high dividend.
- We use other strategic means of returning excess capital to our shareholders.

We manage well under conditions over which we have limited or no control, such as:

- the economy,
- changing market dynamics,
- emerging trends in technology, and
- competitors' actions.

Our employees, culture, and guiding principles support the achievement of our strategic focus.

- We provide leadership and resources for our employees to achieve their goals.

We communicate our strategic focus.

- We articulate our strategic focus to our shareholders, our employees, our customers, the communities we serve, and the investing community.







From the President
A Message to Our Shareholders

March 24, 2008

To Our Shareholders:

During 2007, we entered an unusually challenging period for the entire economy, but particularly for the banking industry. Dramatic drops in the national housing and residential mortgage markets created concern about the overall U.S. economy. In response, the Federal Reserve began a series of short-term interest rate reductions, putting pressure on bank interest margins. Profits in the banking industry declined significantly due largely to major credit quality issues.

So how did American National fare during the year? Given these major industry challenges, we continued to perform well. We reported record total earnings for 2007 with net income of $11.44 million, up slightly from $11.43 million in 2006.

Earnings per share (EPS) were $1.86 in 2007 on both a basic and diluted basis. In 2006, we had fewer average outstanding shares prior to the Community First merger in April, resulting in basic and diluted EPS of $1.91 and $1.90, respectively.

Return on average assets (ROA), a widely-used indicator of bank profitability, was 1.48%, well above industry averages. Return on average equity (ROE) was 11.69% for the year, while return on average tangible equity was 16.09%.

Our success last year was, and our opportunity to be successful going forward will be, the result of our strategic focus. During times of difficulty, it is critical that an organization remain focused and not allow itself to "drift." In this summary annual report and in other communications, you will hear about our strategic focus, as well as our mission, vision and guiding principles. We want you to understand who we are and what we are about. We are proud of our company. We want you to have pride as shareholders of our company, just as we want our customers to be proud to do business with us. We want our employees to be proud to work for the Bank and we want our communities which we serve to be pleased and grateful for the role we play in their development.

We operate a sound, efficient and highly profitable company. Using various industry standards, you can measure the high level at which we operate. As I discussed above, we maintained our high level of profitability during 2007 when industry profitability levels were declining.

Our net loan charge-offs and nonperforming loan levels remained low throughout 2007, and are well below industry averages. We continue to experience very favorable loan quality, especially when viewed in light of negative industry trends. This strong credit quality will be very important during the coming months. We believe it will offer us opportunities that others in the industry will not have.

In a time of increased costs and shrinking margins, we continue to operate effectively while maintaining an enviable, low efficiency ratio of 54.44%. Each year, I remind you that the lower the number, the better and that most banks consider 55-60% to be commendable. We watch our expenses because we know that it adds to the bottom line for our shareholders.

We are opportunistic – we seek profitable growth. We manage our customer relationships for profitable retention and growth. We seek out business opportunities that fit our focus and generate an attractive return on investment. In 2007, we opened our new office on the Bedford County side of Smith Mountain Lake and we announced our planned entry into the City of Bedford. Our Trust & Investment Services Division grew to over $500 million in managed assets and continues to be a strong producer of noninterest income for the Bank.

As part of our capital management program, we continued to pay a strong dividend to our shareholders. In the second quarter, we again increased our quarterly dividend and the $.91 per share paid in 2007 represented a 4.6% increase over the 2006 dividend. We maintain a strong capital position, increasing our shareholders' equity from $95 million to $102 million.

The significant market events and economic forces occurring in 2007 have taken their toll on bank stock prices, including ours. Our stock price declined 14.4% in 2007, compared to an average decline of 25.2% for all publicly-held banks, according to the SNL Bank Index. Taking dividends into account, the total return of the SNL Bank Index fell 22.36% in 2007, while American National's total return declined 10.7%. While we are never happy with a stock price decline, much less one of this magnitude, we are gratified that investors have recognized American National's strengths and strong dividend during this unusual period. We expect 2008 to be another difficult year for the industry, but we believe that our strategic focus on profitability, capital management, efficiency of operations,




AMERICAN NATIONAL
BANK & TRUST
COMPANY


AMERICAN NATIONAL
Your Relationship Bank
Graves Mill Office
ATM

and strong loan quality positions us well to manage through this turbulent time and to take full advantage of business opportunities that will arise.

As our bank was established in 1909, we will observe our 100th birthday next February. As we celebrate the past and the success of our bank during the past 100 years, we will prepare for the next 100 years. Throughout this summary annual report, you will see the transition from our current "clock" logo to our new one which emphasizes our belief that our future lies with being "your relationship bank." Please know, however, that the American National clock will remain as a symbol of our commitment to the communities we serve.

I could not end my message to you without expressing my appreciation to my fellow employees. They remain our most important asset. They again performed at a high level during challenging times to produce these strong results for you. Their work and loyalty to this organization are critical and commendable.

I also wish to thank you for your support. As you read about our results and our strategic focus for the future, I hope you will join me in being proud to be shareholders of this fine organization. If you have any questions or if I can be of assistance to you , please contact me.

Very truly yours,

Charles H. Majors
President & Chief Executive Officer

Earnings Per Share



$1.90
1.80
1.70
1.60
1.50
1.40
1.30
2003
2004
2005
2006
2007
Basic
Diluted

Dividends Per Share



$0.90
0.85
0.80
0.75
0.70
0.65
0.60
2003
2004
2005
2006
2007

NASDAQ Closing Price

2007	High	Low	Dividends Per Share
4th Quarter	$22.76	$19.40	0.23
3rd Quarter	22.96	20.50	0.23
2nd Quarter	23.08	22.15	0.23
1st Quarter	23.68	22.02	0.22
			$0.91

2006	High	Low	Dividends Per Share
4th Quarter	$23.87	$22.81	0.22
3rd Quarter	24.00	22.45	0.22
2nd Quarter	24.02	22.50	0.22
1st Quarter	24.07	22.30	0.21
			$0.87

Financial Highlights

(In thousands except per share amounts and ratios)

American National Bankshares Inc. and Subsidiaries

Results of Operations:	2007	2006	2005	2004	2003
Interest income	$48,597	$45,070	$32,479	$30,120	$32,178
Interest expense	19,370	16,661	8,740	7,479	9,391
Net interest income	29,227	28,409	23,739	22,641	22,787
Provision for loan losses	403	58	465	3,095	920
Noninterest income	8,822	8,458	7,896	6,510	6,671
Noninterest expense	21,326	20,264	17,079	15,011	15,111
Income before income taxes	16,320	16,545	14,091	11,045	13,427
Income taxes	4,876	5,119	4,097	3,032	3,914
Net income	$11,444	$11,426	$9,994	$8,013	$9,513
Period-end Balances:					
Securities	$151,149	$162,621	$165,629	$188,163	$207,479
Loans, net of unearned income	551,391	542,228	417,087	407,269	406,245
Deposits	581,221	608,528	491,651	485,272	501,688
Shareholders' equity	101,511	94,992	73,419	71,000	71,931
Shareholders' equity - tangible (a)	76,591	69,695	73,287	70,516	70,997
Assets	772,288	777,720	623,503	619,065	644,302
Per Share Information:					
Earnings - basic	$1.86	$1.91	$1.83	$1.43	$1.67
Earnings - diluted	1.86	1.90	1.81	1.42	1.65
Dividends	0.91	0.87	0.83	0.79	0.75
Book value	16.59	15.42	13.49	12.86	12.71
Book value - tangible (a)	12.52	11.31	13.47	12.77	12.54
Ratios:					
Return on average assets	1.48 %	1.51 %	1.61 %	1.26 %	1.52 %
Return on average shareholders' equity	11.69	12.72	13.95	11.15	13.52
Return on average tangible equity (b)	16.09	16.60	14.35	11.72	14.21
Net interest margin - taxable equivalent	4.24	4.20	4.17	3.90	3.98
Average shareholders' equity/average assets	12.65	11.85	11.57	11.34	11.27
Net charge-offs to average loans	0.05	0.10	0.56	0.10	0.30
Allowance for loan losses to period-end loans	1.34	1.34	1.46	1.96	1.30
Nonperforming assets to total assets	0.42	0.45	0.72	1.35	0.56

(a) - Excludes goodwill and other intangible assets

(b) - Excludes amortization expense, net of tax, of intangible assets





Consolidated Balance Sheets

(In thousands)

December 31, 2007 and 2006

Assets

	2007	2006
Cash and due from banks	$18,155	$24,375
Interest-bearing deposits in other banks	149	1,749
Securties available for sale, at fair value	145,159	148,748
Securities held to maturity (fair value of $12,250 in 2007 and $14,131 in 2006)	11,990	13,873
Total securities	157,149	162,621
Loans held for sale	1,368	1,662
Loans, net of unearned income	551,391	542,228
Less allowance for loan losses	(7,395)	(7,264)
Net loans	543,996	534,964
Premises and equipment, net	13,348	12,438
Goodwill	22,468	22,468
Core deposit intangibles, net	2,452	2,829
Accrued interest receivable and other assets	13,203	14,614
Total assets	$772,288	$777,720

Liabilities & Shareholders' Equity

	2007	2006
Liabilities:		
Demand deposits - noninterest bearing	$99,231	$106,885
Demand deposits - interest bearing	104,751	107,170
Money market deposits	50,254	50,948
Saving deposits	62,400	69,517
Time deposits	264,585	274,008
Total deposits	581,221	608,528
Repurchase agreements	47,891	33,368
FHLB borrowings	16,137	15,087
Trust preferred capital notes	20,619	20,619
Accrued interest payable and other liabilities	4,909	5,126
Total liabilities	670,777	682,728
Shareholders' equity:		
Preferred stock, $5 par, 200,000 shares authorized, none outstanding	—	—
Common stock, $1 par, $10,000,000 shares authorized, 6,118,717 shares outstanding at December 31, 2007 and 6,161,865 shares outstanding at December 31, 2006	6,119	6,162
Capital in excess of par value	26,425	26,414
Retained earnings	69,409	64,584
Accumulated other comprehensive income (loss), net	(442)	(2,168)
Total shareholders' equity	101,511	94,992
Total liabilities and shareholders' equity	$772,288	$777,720

Consolidated Statements of Income

(In thousands except per share data)
For the Years Ended December 31, 2007, 2006 and 2005

	2007	2006	2005
Interest and Dividend Income			
Interest and fees on loans	$41,499	$37,361	$25,825
Interest and dividends on securities:			
Taxable	4,409	5,034	4,090
Tax-exempt	1,690	1,743	2,010
Dividends	320	312	215
Other interest income	679	620	339
Total interest and dividend income	48,597	45,070	32,479
Interest Expense			
Interest on deposits	15,535	13,349	6,902
Interest on repurchase agreements	1,841	1,384	901
Interest on trust preferred capital notes	1,373	1,007	-
Interest on other borrowings	621	921	937
Total interest expense	19,370	16,661	8,740
Net Interest Income	29,227	28,409	23,739
Provision for Loan Losses	403	58	465
Net Interest Income After Provision For Loan Losses	28,824	28,351	23,274
Noninterest Income			
Trust fees	3,578	3,374	3,012
Service charges on deposit accounts	2,531	2,654	2,446
Other fees and commissions	786	744	693
Mortgage banking income	954	709	665
Brokerage fees	550	419	385
Securities gains, net	135	62	53
Impairment of securities	(362)	—	—
Other	650	496	642
Total noninterest income	8,822	8,458	7,896
Noninterest Expense			
Salaries	9,688	9,520	8,453
Employee benefits	2,749	2,506	1,975
Occupancy and equipment	3,527	2,977	2,476
Bank franchise tax	663	651	543
Core deposit intangible amortization	377	414	353
Other	4,322	4,196	3,279
Total noninterest expense	21,326	20,264	17,079
Income Before Taxes	16,320	16,545	14,091
Income Taxes	4,876	5,119	4,097
Net Income	$11,444	$11,426	$9,994
Net Income Per Common Share:			
Basic	$1.86	$1.91	$1.83
Diluted	$1.86	$1.90	$1.81
Average Common Shares Outstanding:			
Basic	6,139,095	5,986,262	5,465,090
Diluted	6,161,825	6,020,071	5,506,998



Growing Bigger, Better, and Stronger
Smith Mountain Lake & Bedford

As part of our strategic plan to move into nearby markets with strong growth potential, American National opened a new office on the Bedford County side of Smith Mountain Lake in the spring of 2007. We have also added several experienced bankers to the American National team. Their market knowledge and commitment to personalized customer service have already proven to be assets to American National.

Our staff in Moneta is currently operating a full service retail and commercial banking office in a temporary location on Moneta Road. The Bank has plans to construct a permanent office in the future.

During the third quarter of 2007, we were also pleased to announce plans of our continued geographic expansion into the city of Bedford. We leased branch office space, and renovations to this downtown Bedford location will be completed in the spring of 2008. An experienced banker with local market knowledge was also hired to lead our efforts in that market.

We are very excited to now serve these two new growth markets which complement our 2006 expansion into the Lynchburg / Bedford County area. We are equally pleased to have obtained such a talented group of professional financial service providers who are eager to provide relationship-based banking to their retail and commercial customers. Our growing footprint in Central Virginia will continue to contribute to the success of our company.











Board of Directors

American National Bankshares Inc. & American National Bank and Trust Company

Fred A. Blair
President, Blair Construction, Inc., Gretna, VA, general contractor. Director since 1992. Committee(s) 1, 3, 4

Frank C. Crist, Jr., DDS
President of Brady & Crist Dentists, Inc., Lynchburg, VA. Director since 2006. Committee(s) 2, 4

Ben J. Davenport, Jr.
Chairman, First Piedmont Corporation, Chatham, VA, waste management; Chairman, Davenport Energy Inc., Chatham, VA, fuel oil distributor. Director since 1992. Committee(s) 4, 5, 6

H. Dan Davis
Retired Executive Vice President of the Corporation and Senior Vice President of the Bank. Director since 1996. Committee(s) 3, 4, 6

Michael P. Haley
Adviser to Fenway Partners, Inc., New York, NY, private equity investments. Director since 2002. Committee(s) 1, 4

Lester A. Hudson, Jr., Ph.D.
Professor and Wayland H. Cato Chair of Leadership, McColl School of Business, Queens University of Charlotte, Charlotte, NC. Director since 1984. Committee(s) 4, 5, 6

E. Budge Kent, Jr.
Senior Adviser to the Bank. Director since 1979. Committee(s) 7

Fred B. Leggett, Jr.
Retired Chairman and Chief Executive Officer, Leggett Stores, Danville, VA, retail department stores. Director since 1994. Committee(s) 4, 7

Franklin W. Maddux, M.D.
Chief Medical Officer, Specialty Care Services Group, Nashville, TN, healthcare services. Director since 2002. Committee(s) 1, 2, 4

Charles H. Majors
President and Chief Executive Officer of the Corporation and the Bank. Director since 1981. Committee(s) 7

Claude B. Owen, Jr.
Retired Chairman and Chief Executive Officer, DIMON Incorporated, Danville, VA, leaf tobacco dealer. Director since 1984. Committee(s) 2, 4, 5, 7

Committees:
1. Audit & Compliance; 2. Corporate Governance & Nominating; 3. Emergency Preparedness; 4. Loan Review; 5. President's Advisory; 6. Human Resources & Compensation; 7. Trust

Advisory Boards

South Boston-Halifax County

William W. Bennett, Jr.
Executive Director,
Southern VA Higher Education Center

Gerald C. Burnett, M.D.
Physician

J. Brian Burton
President,
J. E. Burton Construction Co., Inc.

James Edmunds, II
Member,
Halifax County Board of Supervisors

W. Joseph Ferguson, M.D.
Physician

Harold E. Green, Jr.
President,
Distinct Impressions, Inc.

Wanda B. Jeffress
Vice President,
Jeffress Funeral Home

Chris A. Lumsden
Chief Executive Officer,
Halifax Regional Health System

Martinsville-Henry County

Joey R. Arrington
President, Arrington Manufacturing Inc.

David W. Bowles
Vice President, Stanley Bowles Corp.

James D. Coleman, Jr.
President, R.S.B. Enterprises, Inc.

Joseph C. Compton
Vice President,
Compton Wood Products Inc.

Shirley A. Craven
President, Adkins Construction Corp.

Phillip G. Gardner
Attorney

William F. Lemons
President, W.F.L. Company, Inc.

James K. Muehleck, D.D.S.
Dentist

G. Ronald Pigg
President, John Barnes Hardwood Dimensions

Joseph A. Roach
Chief Executive Officer, Memorial Hospital of Martinsville and Henry County

Stuart L. Thomas
President, Thomas Insurance Agencies

John E. Turner
Co-owner, Riverside Tire Company

Lynchburg

Doyle B. Allen
President, Hurt & Proffitt, Inc.

Thomas H. Bruguiere
Owner, Dickie Brothers Orchard

Thomas C. Capps
President, Capps Shoe Company, Inc.

A. C. "Buzzy" Coleman
Chairman, Coleman-Adams Construction Company

S. Preston Craighill, III
Chairman, C. L. Lewis & Co., Inc.

Brian J. Kelleher
Vice President,
Atlantic Precision Resource, Inc.

Thomas S. Mignogna
President, TSM Associates, Inc.

Officers

American National Bankshares Inc.

Charles H. Majors
President & Chief Executive Officer

R. Helm Dobbins
Senior Vice President

Jeffrey V. Haley
Senior Vice President

Neal A. Petrovich
Senior Vice President,
Chief Financial Officer,
Secretary & Treasurer

James R. Jefferson
Assistant Treasurer

Carolyn H. Compton
Assistant Secretary

Bank Senior Management

American National Bank
& Trust Company

Charles H. Majors
President & Chief Executive Officer

R. Helm Dobbins
Executive Vice President

Jeffrey V. Haley
Executive Vice President

Neal A. Petrovich
Executive Vice President

Michael L. Dance
Senior Vice President

S. Cabell Dudley, Jr.
Senior Vice President

Dabney T.P. Gilliam
Senior Vice President

Earnest C. Jordan
Senior Vice President

Karen P. Kinnier
Senior Vice President

Danny K. Wrenn
Senior Vice President

General Information

American National Bankshares Inc.

Contact Information

American National Bankshares Inc.
628 Main Street, Danville, VA 24541
P. O. Box 191, Danville, VA 24543
434-792-5111

Website

Please visit www.amnb.com for information concerning our products and services, news releases, and financial information.

Shareholder Information

Shareholders needing information on stock transfer requirements, lost certificates, dividends, and other shareholder matters may contact Carolyn Compton, Assistant Secretary, at the address above, by calling 434-773-2220 or by e-mail at comptonc@amnb.com.

2008 Annual Shareholders Meeting

The Annual Meeting of Shareholders of American National Bankshares Inc. will be held Tuesday, April 22, 2008, at 11:30 a.m., at The Wednesday Club, 1002 Main Street, Danville, Virginia.

Dividend Reinvestment Plan

For information on purchasing additional shares of American National Bankshares Inc. stock through the dividend reinvestment plan, shareholders may contact Carolyn Compton, Assistant Secretary, at the address above, by calling 434-773-2220, or by e-mail at comptonc@amnb.com.

Stock Listing

The common stock of American National Bankshares Inc. is traded on the NASDAQ Global Select Market under the symbol "AMNB."

Investor Relations & Financial Statements

A copy of Form 10-K and quarterly reports on Form 10-Q, as filed with the Securities and Exchange Commission, are available without charge to stockholders upon written request and are also available on our website, www.amnb.com. Requests for this or other financial information about American National Bankshares Inc. should be directed to Neal A. Petrovich, Senior Vice President and Chief Financial Officer, at the address above, by telephone at 434-773-2242, or by e-mail at petrovichn@amnb.com.

Independent Auditors

Yount, Hyde & Barbour, P.C.
50 South Cameron Street
Winchester, VA 22601

Equal Opportunity Employer

American National Bankshares Inc. is an equal opportunity employer. All matters regarding recruiting, hiring, training, compensation, benefits, promotions, transfers and all other personnel policies will remain free from discriminatory practices.

Bank Offices

Main Office
628 Main Street
Danville, VA 24541

Airport Office
1407 South Boston Road
Danville, VA 24540

Bedford Office
Opening Spring 2008
207 North Bridge Street
Bedford, VA 24523

Chatham Office
13880 U. S. Highway 29
Chatham, VA 24531

Collinsville Office
2484 Virginia Avenue
Collinsville, VA 24078

Graves Mill Office
1646 Graves Mill Road
Lynchburg, VA 24502

Greensboro Loan Production Office
600 Green Valley Rd. Suite 210
Greensboro, NC 27408

Gretna Office
109 Main Street
Gretna, VA 24557

Langhorne Road Office
2301 Langhorne Road
Lynchburg, VA 24501

Lovingston Office
150 Front Street
Lovingston, VA 22949

Martinsville Office
201 East Main Street
Martinsville, VA 24112

Nor-Dan Office
239 Nor-Dan Drive
Danville, VA 24540

Riverside Office
1081 Riverside Drive
Danville, VA 24541

Smith Mountain Lake Office
16483 Moneta Road
Moneta, VA 24121

South Boston Office
3229 Halifax Road
South Boston, VA 24592

South Main Office
1013 South Main Street
Danville, VA 24541

Timberlake Office
20479 Timberlake Road
Lynchburg, VA 24502

Tower Drive Office
103 Tower Drive
Danville, VA 24540

West Main Office
2016 West Main Street
Danville, VA 24541

Yanceyville Office
173 Main Street
Yanceyville, NC 27379

220 South Office
3810 Greensboro Road
Ridgeway, VA 24148